FORM 8-K
                  CURRENT REPORT
Pursuant to Section 13(a) or 15(d) of the Securities
               Exchange Act of 1934

                Date of This Report:
                 February 1, 2007


            Montana Acquisition Corporation
                (Exact Name of Issuer)


  Delaware              333-46174         14-1824753
(State of             (Commission     (Federal Employer
Incorporation)          File No.)         I. D. No.)


                   103 Sharon Drive
            Melbourne, Florida  32935-6751
       (Street Address of Principal Executive Office)

                    Mailing Address:
                   Post Office Box 202
               Wyoming, New York  14591-0202

                     (321) 255-4760
       (Issuer's Telephone Number Including Area Code)
                  Telecopier (321) 255-4761

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Issuer under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under
the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under
the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule
13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Issuer is submitting this Form 8-K filing to report current and extraordinary events in accordance with
Section 13 or 15(d) of the Securities Exchange Act of
1934.

APPLICABLE DISCLOSURES AND DISCLAIMERS.

	This is a current report filed by Montana Acquisition
Corporation, a Delaware corporation (the "Issuer") with the U. S. Securities and Exchange Commission (the
"Commission") on Form 8-K (this "Report"). The Issuer has stated all of the material facts necessary for the Commission and the public to make an informed decision pertinent to the matters subject to the disclosures herein made.

SECTION 8 - OTHER EVENTS.

Item 8.01.	Other Events.

	The Issuer is not seeking to apply statutory "safe harbor" provisions to the information provided in item eighth of this Report.

	On February 1, 2007, the Issuer changed the address of its principal executive office to 103 Sharon Drive, Melbourne, Florida 32935-6751 (the "Office"), as the result of the transaction described hereinbelow.

	The Issuer entered into a facility use agreement (the
"Facility Use Agreement") to use the Office and to pay rent to Michael H. Troso in accordance with the terms and conditions set forth in that certain Facility Use
Agreement, an EDGAR reproduction of which is annexed as
Exhibit 10.1 hereto and made a part hereof by reference thereto.

	Under that certain Facility Use Agreement, the Issuer is entitled to use that portion of the Office that the Issuer deems will be satisfactory for the conduct of its business and for the purpose of maintaining a principal executive office address in exchange for the payment to Mr. Troso of $10 per month, to be paid on a month-to-month basis in arrears beginning on February 1, 2007 and continuing through April 30, 2007. (If the Issuer continues to require the use of the Office, then, and in such case, subject to the approval and consent of Mr.
Troso, the Issuer may use the property under adequate holdover provisions.) The Issuer will not be billed for any common utilities under the Facility Use Agreement; however, the Issuer must maintain telephone service and all other business services in its own name and under its own account.

	The location of the Office is in a residential neighborhood in Melbourne, Florida and the principal use of the property has been that of a residential income property; however, the property has remained vacant, other than by the use of Mr. Troso and/or by Cartoon Acquisition, Inc., a United States corporation organized under the laws of the State of Delaware
("Cartoon"), during the 17 months prior to the date of this Report. (There exist certain relationships between the Issuer, Mr. Troso, and Cartoon, which are explained hereinbelow.) The Office is adequate for the present use by the Issuer.

	The Issuer's former principal executive address was located at 233 Alexander Street, Second Floor, in the
City of Rochester, New York.

	The Issuer does not own and has no ownership or shared ownership interest in the real property where the Office is located.

	The Issuer's Board of Directors has determined that a certain relationship exists in regard to the use of the Office by the Issuer.

	The Issuer did enter into the Facility Use Agreement with Mr. Troso, who was, for a time (between September
5, 2005 and January 21, 2006) the principal shareholder of the Issuer. Moreover, while Mr. Troso is no longer a shareholder of the Issuer, not an officer, key person, nor is he a member of the Issuer's Board of Directors, Mr. Troso is a principal lender of the Issuer and is one of Cartoon's principal lenders. The Issuer's principal stockholder, Randolph S. Hudson, who also serves the Issuer as its principal executive officer and principal financial officer, serves Cartoon in similar positions and is the principal stockholder of Cartoon. Moreover, Cartoon, between approximately March 1, 2006 and August
31, 2006, did own the real and personal property that comprises the Office. (Cartoon voluntarily terminated its purchase agreement and management agreement with Mr. Troso, with such voluntary terminations having become effective on August 31, 2006.)

	To that extent, Mr. Hudson must indicate to the Commission and to the public: the Issuer did not accept bids for terms on other office space from any other party and the Issuer did not perform any inquiries with regard to any other office space. However, the rent to be paid to Mr. Troso for use of the Office is extremely reasonable when compared to any space of any size. The terms of the rental are to be performed on commercially reasonable terms.

	The Issuer has no plans and does not foresee any plans during the initial term of the Facility Use Agreement to renovate, develop, or improve, the Office. In any event, no funds of the Issuer will be used to physically alter or improve said Office.

	The Melbourne, Florida commercial real estate market is such that no competitive conditions exist that would interfere with, limit, or restrict the Issuer's use of the Office under the Issuer's present arrangement with Mr. Troso. The Issuer's sole officer and director does not foresee any limitations or conditions that would prevent Mr. Troso from authorizing the Issuer to use the Office in the manner and for the term discussed hereinabove, subject, of course, to the Issuer's permitted use of the premises under the terms and conditions of the Facility Use Agreement.

	It is the opinion of the Issuer's sole officer and director that the Office, and the real property that comprises the Office, are adequately covered by fire, casualty, loss of property, and general indemnity insurance, and, the Issuer is not expected to suffer any financial losses in the event of the partial or total condemnation or destruction of the Office; rather, the Issuer's losses would be confined to the loss of certain data files and documents, which are uninsured and the loss of which would not be reimbursed to the Issuer by any insurer or reinsurer.

	The use of the Office under the Facility Use
Agreement creates a direct financial obligation of the Issuer; and, the Facility Use Agreement does contain a provision that will trigger an event that accelerates a direct financial obligation of the Issuer. However, the Issuer does not deem the Facility Use Agreement, and the financial obligation to Mr. Troso under the Facility Use Agreement, to be material to the Issuer's plan of operations. Should the Issuer fail to perform its obligations under the Facility Use Agreement, or, if the Issuer was unable to continue to occupy the Office, neither of such actions would cause a material adverse effect to the plan of operations of the Issuer;
consequently, the Issuer has not classified the Facility Use Agreement as a material contract elsewhere in this Report. Moreover, the events contained in the Facility Use Agreement that would accelerate the obligations of the Issuer under its terms and conditions are limited to the payment of then any current month's rent to Mr. Troso by the Issuer, therefore not creating any continuing or long-term liability of the Issuer.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

	The following exhibit is deemed to be "filed" by the Issuer in accordance with the applicable provision(s) of Item 601 of Regulation S-B and Instruction B.2 of
Form 8-K.

	The Issuer is not required to provide the Commission with regular or pro forma accounting information with this Report.

	The following exhibits are made a part of this Report by their annexation hereto:


Exhibit
No.            Description of Exhibit

10.1 Facility Use Agreement between the IUssuer and Michael H. Troso

                 FURTHER UNDERTAKINGS.

	The Issuer, for the event that occurred for the period that ended on the date hereon, further agrees (a) to timely file an amendment or amendments that reflect a change or changes in the facts or events that, individually or collectively, represent a fundamental change in the information contained in this Report for the period in question and (b) to include any other information that may be pertinent to the events described in this Report and obtained by the Issuer on a date beyond the date of this Report.

                  AVAILABLE INFORMATION.

	The Issuer is subject to the reporting requirements of
section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is obligated to file annual reports, transitional reports, and other information with the Commission, and is obligated to deliver copies of certain reports and filings by mail to its shareholders and to certain other parties, as required by the Commission's Rules and Regulations. However, the
Issuer's duty to file such reports was automatically suspended pursuant to the Commission's rules and regulations because the Issuer has fewer than 300 shareholders and because the Issuer does not have a class of securities registered with the Commission under the Exchange Act. The public may view, read, or make copies of all the Issuer's existing reports, proxy statements, and other documents filed with the Commission at the Commission's Public Reference Room, which is located at 100 F Street, Northeast, Washington,
D. C. 20549. Copies of said materials may also be obtained at from the Commission's Web site, the address of which is http://www.sec.gov, or by telephoning the Commission at 1-800-SEC-0330.

	The Issuer shall permit its shareholders to ask questions of, and receive answers from, the Issuer concerning any aspect of the information contained in this Report, and, if necessary, to obtain additional information, to the extent the Issuer possesses such information or to the extent the Issuer can acquire such information without unreasonable effort or unreasonable expense. The Issuer encourages its shareholders to contact it; if by mail, to its mailing address, which is Post Office Box 202, Gaslight Village, New York, 14591-
0202, or, if in person, by inquiring at its principal executive office. As of the date of this Report, the Issuer does not operate a website.

                          SIGNATURE

	Pursuant to the requirements of the Securities
Exchange Act of 1934, the Issuer has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                    DATED:  February 1, 2007

                By Order of the Board of Directors:

Montana Acquisition Corporation,
a Delaware corporation (the "Issuer")

/s/ Randolph S. Hudson

Randolph S. Hudson
Chief Executive (Principal Executive) Officer
Chief Financial (Principal Financial) Officer

    THIS REPORT DOES NOT REQUIRE CERTIFICATIONS BY THE
                         REGISTRANT'S
     PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL
                            OFFICER.